Exhibit 99.1

UNITED REFINING ENERGY CORP.

RECEIVES APPROVAL OF COMPLIANCE PLAN FROM NYSE AMEX

New York, New York, May 11, 2009—On May 4, 2009, the NYSE Amex notified United Refining Energy Corp. (AMEX: URX) that it accepted the Company’s plan of compliance and granted the Company an extension until August 11, 2009 to regain compliance with the continued listing standards of the Exchange. The plan of compliance was submitted by the Company to the Exchange in response to the February 10, 2009 notice from the NYSE Amex LLC staff indicating that the Company is below certain of the Exchange’s continued listing standards in that the Company held no annual meeting for stockholders in 2008 as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on March 10, 2009 presented its plan to the Exchange. The Company will be subject to periodic review by Exchange staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted by the NYSE Amex LLC.

Company Contact: James E. Murphy, Chief Financial Officer, Telephone: (212) 956-5803.